UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                            ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

Macy’s annual meeting of shareholders was held on May 18, 2018 in Cincinnati, Ohio. The following is a summary of the matters voted on at the meeting:

1.	Shareholders approved the election of ten directors for a one-year term expiring at the 2019 annual meeting of Macy's shareholders, as follows:

	VOTES
	“For”	“Against”	“Abstain”	Broker Non-Vote
Francis S. Blake	218,096,317	5,441,395	793,685	46,614,852
John A. Bryant	220,942,802	2,586,740	801,855	46,614,852
Deirdre P. Connelly	219,727,460	3,881,856	722,081	46,614,852
Jeff Gennette	212,918,899	8,718,484	2,694,014	46,614,852
Leslie D. Hale	220,772,803	2,835,409	723,185	46,614,852
William H. Lenehan	220,292,235	3,203,745	835,417	46,614,852
Sara Levinson	217,184,054	6,477,249	670,094	46,614,852
Joyce M. Roché	214,841,178	8,869,607	620,612	46,614,852
Paul C. Varga	219,225,372	4,234,270	871,755	46,614,852
Marna C. Whittington	214,828,581	8,868,840	633,976	46,614,852

2.	Shareholders ratified the appointment of KPMG LLP as Macy's independent registered public accounting firm for the fiscal year ending February 2, 2019, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
263,573,822	6,629,422	743,005	-0-

3.    Shareholders approved the advisory vote to approve named executive officer compensation, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
213,622,591	9,648,170	1,060,636	46,614,852

4.    Shareholders approved the Macy's, Inc. 2018 Equity and Incentive Compensation Plan:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
194,010,580	29,304,813	1,016,004	46,614,852

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: May 21, 2018	By: /s/Ann Munson Steines
Name: Ann Munson Steines
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary